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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     January 31, 1997
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                           BURNHAM PACIFIC PROPERTIES, INC.
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                (Exact name of Registrant as specified in its Charter)


                                      California
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                    (State or other jurisdiction of incorporation)


      1-9524                                           33-0204162
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(Commission File Number)                    (IRS Employer Identification No.)


 610 West Ash Street, San Diego, California                          92101
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   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (619) 652-4700
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            (former name of former address, if changed since last report.)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On January 31, 1997, the Company purchased a portfolio of retail shopping centers from partnerships controlled by Downey Financial Corporation and its subsidiary, DSL Service Company, which are unrelated to the Company. The purchase price of the portfolio (before transaction costs and normal closing adjustments) was $51,750,000. The portfolio consists of the following four centers:

Center Name                  Location                 Square Footage
-----------                  --------                 --------------
Valley Central               Lancaster, CA            480,298
Cameron Park                 Cameron Park, CA          97,434
Ontario Village              Ontario, CA               39,954
West Lancaster - Phase III   Lancaster, CA             29,318

The acquisition of the portfolio was financed by the assumption of a $3,693,000 mortgage loan from Sun Life of Canada, bearing interest at 9.75%, due in July 1998, secured by Ontario Village; a new $25,400,000, 7.98%, 7-year mortgage loan from Nomura Asset Capital Corporation, secured by Valley Central; with the balance coming from borrowings under the Company's credit facilities from Nomura which bear interest at LIBOR (London International Borrowing Offshore
Rate) plus 1.65% or LIBOR plus 1.85%.

The issuer of the $25,400,000 mortgage note secured by Valley Central is a bankruptcy remote special purpose partnership in which the Company has substantially all economic benefits.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Real Estate Acquired.

Audited income statements of the operations of the portfolio in conformance with Regulation S-X, Rule 3-14 will be provided with in 60 days from the due date of this report on a Form 8K-A.



                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       BURNHAM PACIFIC PROPERTIES, INC.

Date:    //2/13/97//                   By:  //Daniel B. Platt//
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                                       Daniel B. Platt, Chief Financial Officer